                                                                   Exhibit 10.17

                              THE GSI GROUP, INC.

                    STOCK RESTRICTION AND BUY-SELL AGREEMENT
                               NON-VOTING SHARES



     THIS STOCK RESTRICTION AND BUY-SELL AGREEMENT is made as of the 1st day of January, 1997 by and between The GSI Group, Inc., a Delaware corporation (the "Corporation"), John C. Sloan ("Sloan"), Jorge Andrade ("Andrade"), John Funk ("Funk") and Howard Buffett ("Buffett") (Sloan, Andrade, Funk and Buffett are hereinafter referred to collectively as the "Voting Shareholders"), and the persons identified on Exhibit A attached hereto (the "Non-Voting Shareholders").

                                R E C I T A L S
                                ---------------

     The Voting Shareholders are owners and holders of all of the issued and outstanding voting shares ("Voting Shares") of common stock of the Corporation.

     The Non-Voting Shareholders are owners and holders of issued and outstanding non-voting shares ("Shares") of common stock of the Corporation.

     The parties hereto believe that in the interest of their continued success, it is desirable to maintain continuity in the management, policies and ownership of the Corporation, provide for the purchase of Shares upon the occurrence of certain contingencies and provide certain other agreements as more fully set forth herein.

     NOW, THEREFORE, for and in consideration of the above premises and the mutual covenants and agreements hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE
                                       1

                   INCORPORATION OF RECITALS AND DEFINITIONS
                   -----------------------------------------

     1.1 Incorporation of Recitals. The Recitals are incorporated herein and constitute covenants, representations and warranties of the Shareholders.

     1.2  Definitions.  For purposes of this Agreement:

          (a) The term "and/or" shall mean one or the other or both, or any one or more or all, of the things or persons in connection with which the conjunction is used.

          (b) The term "Approved Sale" shall mean the sale of the Corporation to an Independent Third Party (whether by merger, consolidation, sale of all or substantially all of its assets or sale of a majority of the Voting Shares) approved by the Corporation's Board of Directors and/or the Controlling Shareholders.

          (c) The term "Controlling Shareholders" shall mean the Voting Shareholders owning more than fifty percent (50%) of the outstanding voting shares of the Corporation's stock.

          (d) The term "Independent Third Party" means any person who, immediately prior to the contemplated transactions, does not own in excess of 5% of the Voting Shares, who is not controlling, controlled by or under common control with any such 5% owner of the Voting Shares, and who is not the spouse or descendant (by birth or adoption) of any such 5% owner.

          (e) The term "Non-Voting Shareholder" shall mean any person or entity that at any time may become a party hereto by reason of his, her or its ownership of Shares.

          (f) The term "Shares" shall mean all shares of the Corporation's non-voting common stock now owned or hereafter acquired by any Shareholder, including but not limited to, newly authorized non-voting shares, non-voting shares issued out of authorized but unissued stock, non-voting shares issued or credited in connection with any stock dividend, stock split, or other capital readjustment, as well as any voting trust certificates (there being none at this date) representing any non-voting shares issued by the Corporation and owned by the Non-Voting Shareholder which are part of any voting trust or similar agreement.

          (g) The term "Shareholders" and/or "Shareholder" shall mean the Voting Shareholders, Non-Voting Shareholders and/or any other person or entity that at any time may become a party hereto by reason of his, her or its ownership of Shares and/or voting shares of the Corporation's stock.

          (h) The term "Voting Shareholder" shall mean any person or entity that is the record owner of Voting Shares.


                                    ARTICLE
                                       2

                             RESTRICTION ON SHARES
                             ---------------------

     2.1  Prohibition on Transfer.  Except as (i) expressly permitted herein; or
(ii) provided under a certain pledge agreement between LaSalle National Bank and the Shareholders (the "LaSalle Pledge Agreement"), and pledge agreements between the Shareholders and each of Larry Sloan, Thomas G. Sloan and James E. Sloan (collectively, the "Sloan Pledge Agreements"), none of the Non-Voting Shareholders shall at any time sell, pledge, hypothecate, transfer, encumber, assign, give away or in any way dispose of any Shares now owned or hereafter acquired by him, nor shall such Shares be transferable, voluntarily or involuntarily, by operation of law or otherwise, except in strict compliance with the covenants, terms and conditions set forth in this Agreement. Any attempt to do so in violation of this Agreement shall not be recognized by the Corporation and shall be null and void and of no force or effect whatsoever.
The Shareholders acknowledge and agree that the rights afforded Sloan pursuant to the terms of any documents and/or agreements pertaining to the sale of Shares by Sloan to any given Non-Voting Shareholder shall, with respect to the Shares acquired by such Non-Voting Shareholder from Sloan, supersede the rights and obligations of the parties hereunder.

     2.2 Restriction on Certificates. The Corporation shall cause to be placed on each certificate of its Shares which may now or hereafter be issued to a Non-Voting Shareholder (except certificates evidencing Shares sold free of the restrictions of this Agreement), a notice in the following form:

     "The shares of stock evidenced by this Certificate are subject to the terms and conditions of a certain Stock Restriction and Buy-Sell Agreement, dated as of January 1, 1997 ("Agreement"), between the Corporation and the Shareholders. A copy of the Agreement is on file at the offices of the Corporation, reference to all the terms and conditions thereof being hereby made. No sale or transfer of the Shares evidenced hereby may be effected, except pursuant to the terms and conditions of the Agreement."

If such legend is placed on the reverse side rather than the face of any such certificate, there shall be placed on the face of such certificate a legend in the following form:

     "For restrictions on transfer, see notice on reverse side hereof."

     2.3 Wrongful Transfer. Subject to Sections 2.1, no sale, pledge, hypothecation, transfer, encumbrance, assignment, gift or other disposition by a Non-Voting Shareholder of any of his Shares shall be effective, unless and until: (i) he has first complied with all the provisions of this Agreement, and
(ii) such transferee shall take such Shares subject to the terms of this Agreement, shall agree in writing to become a party to this Agreement and to be bound by all of the terms, conditions and provisions hereof. If a Non-Voting Shareholder fails to comply with this Agreement, the Voting Shareholders and/or the Corporation shall have the right to compel such Non-Voting Shareholder or any transferee to transfer and deliver his or its Shares in accordance with the provisions of this Agreement.

     2.4  Maintenance of S Corporation Status.

          (a) Each Non-Voting Shareholder agrees that he will take all action necessary to permit the Corporation to retain its tax status an S Corporation ("S Corporation") under Subchapter S (Section 1361 et seq.) of the Internal Revenue Code of 1986, as amended (the "Code"), including but not limited to, the execution and delivery of any and all consents and other documents required at any time for the continuance of S Corporation status, or required to carry out, effectuate, implement or exercise any and all other elections available to, or powers exercisable by, a corporation having elected S Corporation status. Unless and until the Controlling Shareholders direct otherwise in writing, the Non-Voting Shareholders shall not take any action which will cause the Corporation not to be taxed as an S Corporation.

          (b) Subject to the limitations of the Delaware General Corporation Law ("DGCL"), as long as the Corporation remains an S Corporation, each Shareholder agrees to take all actions necessary to cause the Board of Directors of the Corporation to declare and pay to the Shareholders dividends each year in an amount not less than all federal and state income taxes, including but not limited to estimated tax payments, payable by the Shareholders each year with respect to the income of the Corporation, based upon the maximum marginal federal and state individual income tax rates applicable to any Shareholder.

          (c) Upon any transfer of the Shares permitted hereunder, the Corporation may require arrangements reasonably satisfactory to it to assure that any transferee shall take any and all action necessary to maintain the election under Section 1362(a) of the Code.

     2.5 Take-along Rights. The Controlling Shareholders agree that if they sell or transfer, in the aggregate, a majority of the Voting Shares to a third party, they will first give written notice (the "Take-along Notice") to the Non-Voting Shareholders stating all of the material terms of the offer. Each of the Non-Voting Shareholders may then participate pro rata in such transfer based on his proportionate holdings of Shares in relation to the total number of outstanding shares (both voting and non-voting) of the common stock of the Corporation. If a Non-Voting Shareholder wishes to participate in such transaction, he will give the Corporation and the Voting Shareholders written notice within five (5) days of receipt of the Take-along Notice, and the sale transaction will not close prior thereto. The foregoing notwithstanding, the provisions of this Section 2.5 shall not apply to (i) any transfers of Voting Shares among or between the Voting Shareholders and/or their respective family members, in trust or otherwise, either during their lifetimes or after their deaths, and (ii) the pledge or hypothecation of Voting Shares.

     2.6 Drag-A-Long Rights. In the event of an Approved Sale, each of the Non-Voting Shareholders agrees to sell his Shares on the terms and conditions approved by the Corporation's Board of Directors and/or the Controlling Shareholders. Each Non-Voting Shareholder will not exercise any statutory dissenters' rights with regard to an Approved Sale and will take all necessary and desirable actions in connection with the consummation of the Approved Sale. The foregoing notwithstanding, the right of the Corporation and/or the Controlling Shareholders to consummate any Approved Sale structured as a sale of common stock is subject to the satisfaction of the condition that, upon the consummation of the Approved Sale, each Non-Voting Shareholder will receive the same form and amount of consideration per Share as the Voting Shareholders receive for their Voting Shares, or if the Voting Shareholders are given an option as to the form and amount of consideration to be received, the Non-Voting Shareholders will be given the same option.

                                    ARTICLE
                                       3

                   PURCHASE OF SHARES - RIGHT OF FIRST OFFER
                   -----------------------------------------

     3.1 Notice of Transfer. If a Non-Voting Shareholder ("Offering Shareholder") receives during his lifetime a bona fide offer ("Offer") to sell or otherwise transfer any or all of his Shares ("Offered Shares") to any other Non-Voting Shareholder, the Offering Shareholder shall give at least sixty (60) days prior written notice to the Corporation and the Voting Shareholders of his intention to so transfer his Shares (the "Notice"). The Notice shall state (i) the number of Offered Shares; (ii) the name of the Non-Voting Shareholder who is the proposed transferee (the "Transferee"); (iii) whether or not the transfer is for valuable consideration and, if so, the consideration (the "Offered Price");
(iv) the date upon which the proposed transfer to the Transferee is to be consummated; and (v) all other material terms of the proposed transfer. A copy of any written agreement (whether executed or not) evidencing the Offer shall be attached to the Notice.

     3.2 Rights of First Offer. From and after the date of the Notice ("Notice Date"), the Voting Shareholders and the Corporation shall have options to purchase the Offered Shares, upon the terms set forth in Section 3.3 hereof, exercisable in the order of priority and within the time periods set forth below:

          (a) Within twenty-one (21) days after the Notice Date (the "Sloan's Option Period"), Sloan shall have the option to acquire all or any portion of the Offered Shares ("Sloan's Option"). Sloan shall exercise Sloan's Option, if at all, by giving written notice to that effect to the Offering Shareholder, the other Voting Shareholders and the Corporation within Sloan's Option Period.

          (b) Within twenty one (21) days following the first to occur of (i) the expiration of Sloan's Option Period without Sloan exercising his option or
(ii) Sloan's written notice to the Offering Shareholder, the other Voting Shareholders and the Corporation that he will not purchase any or all of the Offered Shares (the "Voting Shareholders' Option Period"), the Voting Shareholders, other than Sloan, shall have the option to acquire all of the Offered Shares not being purchased by Sloan (the "Voting Shareholders' Option"). In the event that one or more of such Voting Shareholders elects to purchase the Offering Shareholder's Shares, then unless otherwise agreed, each electing Voting Shareholder must purchase that percentage of the Shares offered by the Offering Shareholder as is equal to his proportionate ownership of all of the electing Voting Shareholders' Voting Shares. The Voting Shareholders shall exercise the Voting Shareholders' Option, if at all, by giving written notice to that effect to Sloan, the Corporation and the Offering Shareholder within the Voting Shareholders' Option Period.

          (c) Within fourteen (14) days following the first to occur of (i) the expiration of the Voting Shareholders' Option Period without Sloan and/or the other Voting Shareholders exercising their options; or (ii) written notice to the Corporation that neither Sloan nor the other Voting Shareholders intend to purchase all of the Offered Shares (the "Corporation's Option"), the Corporation shall have the option to acquire all of the Offered Shares not being purchased by Sloan or the other Voting Shareholders. The Corporation shall exercise the Corporation's Option, if at all, by giving written notice to that effect to the Offering Shareholder and the Voting Shareholders within the Corporation's Option Period.

     The exercise of the aforesaid options must, in the aggregate, include all of the Offered Shares or the exercise of such option(s) shall be null and void.

     3.3 Purchase Price and Terms. In the event Sloan's Option, the Voting Shareholders' Option and/or the Corporation's Option is exercised, the party(ies) exercising such option(s) shall purchase the Offered Shares at the lower of (i) the Offered Price or (ii) the Purchase Price (as hereinafter defined) determined in accordance with Section 5.5 hereof, upon the same terms and conditions provided in the Notice. The Closing of such purchase shall occur in the mariner described in Section 7.2(a) hereof.

     3.4 Failure to Exercise Rights of First Offer Options. If Sloan, the Voting Shareholders and/or the Corporation fail to exercise their respective Options in accordance with Section 3.2 hereof to purchase in the aggregate all of the Offered Shares, the Offered Shares may be transferred to the Transferee as provided in the Notice. The effectiveness of such transfer is conditioned upon the Transferee then being a Non-Voting Shareholder immediately prior to such transfer and his reaffirming in writing his agreement to be bound by all of the terms, conditions and provisions hereof. If the transfer does not occur in accordance with the terms disclosed in the Notice, such transfer shall be automatically null and void without any further action being required on the part of the Corporation or the Voting Shareholders, and any attempt to transfer the Offered Shares thereafter without first complying with the terms of this
Article 3 shall be deemed a wrongful transfer within the meaning of Section 2.3 hereof.


                                    ARTICLE
                                       4

                               PURCHASE OF SHARES
                               ------------------

     4.1  Purchase Upon Death, Permanent Disability or Termination of
Employment of Non-Voting Shareholder. If a Non-Voting Shareholder dies (the "Decedent"), becomes Permanently Disabled (as defined below) (the "Disabled Shareholder"), or his employment by the Corporation terminates (the "Terminating Shareholder") (a Decedent, Disabled Shareholder or Terminating Shareholder is sometimes hereinafter referred to as a "Departed Shareholder"), the Shares owned by the Departed Shareholder, shall be subject to the following rights and obligations, and the Non-Voting Shareholders, for themselves and their respective heirs, successors, representatives and assigns, agree as follows:

     (a) Within sixty (60) days following: (i) the date of the Decedent's death,
(ii) the Effective Date of Permanent Disability (as defined below) of the Disabled Shareholder, or (iii) the last date of employment of the Terminating Shareholder, as the case may be ("Sloan's

Purchase Option Period"), Sloan shall have the option to acquire all or any portion of the Shares owned by the Departed Shareholder ("Sloan's Purchase Option"), at the price and on the terms set forth in Articles 5, 6 and 7 hereof. Sloan shall exercise Sloan's Purchase Option, if at all, by giving written notice to that effect to the Departed Shareholder, the other Voting Shareholders and the Corporation within Sloan's Purchase Option Period.

     (b) Within thirty (30) days following the first to occur of (i) the expiration of Sloan's Purchase Option Period without Sloan exercising his option or (ii) Sloan's written notice to the Departed Shareholder, the other Voting Shareholders and the Corporation that he will not purchase any or all of the Departed Shareholder's Shares (the "Voting Shareholders' Purchase Option Period"), the Voting Shareholders, other than Sloan, shall have the option to acquire all of the Departed Shareholder's Shares not being purchased by Sloan (the "Voting Shareholders' Purchase Option"), at the price and on the terms set forth in Articles 5, 6 and 7 hereof. In the event that one or more of such Voting Shareholders elects to purchase the Departed Shareholder's Shares, then, unless otherwise agreed, each electing Voting Shareholder must purchase that percentage of the Departed Shareholder's Shares as is equal to his proportionate ownership of all of the electing Voting Shareholders' Voting Shares. The Voting Shareholders shall exercise the Voting Shareholders' Purchase Option, if at all, by giving written notice to that effect to Sloan, the Corporation and the Departed Shareholder within the Voting Shareholders' Purchase Option Period.

     (c) Subject to Section 4.2 hereof, the Corporation shall purchase, and the Departed Shareholder or his legal representative shall sell, all of the Shares owned by the Departed Shareholder which are not purchased by Sloan and/or the other Voting Shareholders pursuant to Sections 4.1(a) or (b) above, at the price and on the terms set forth in Articles 5, 6 and 7 hereof.

     (d) Notwithstanding the foregoing provisions of this paragraph 4.1 but subject in all events, however, to the rights and obligations to sell Shares otherwise set forth herein, any Senior Terminating Shareholder (as defined below) who resigns prior to January 1, 2002, may irrevocably elect to defer the purchase and sale of his Shares (due to such termination of employment), such that with respect to determining the Purchase Price for such Senior Terminating Shareholder's Shares, the Event (as defined in paragraph 5.1 hereof) shall be deemed to have occurred either on January 1, 2002 or on the fifth (5th) anniversary of the last day of such Senior Terminating Shareholder's employment by the Corporation. The Senior Terminating Shareholder shall give written notice of such election to the Voting Shareholders and the Corporation within thirty (30) days following the last day of his employment, which notice shall express such irrevocable election and shall specify whether the Event shall be deemed to occur on January 1, 2002 or on the fifth (5th) anniversary of the last date of his employment. In such circumstance, Sloan's Purchase Option Period, the Voting Shareholder's Purchase Option Period and the respective rights and obligations of the Voting Shareholders, the Corporation and such Senior Terminating Shareholder with respect to the purchase and sale of his Shares shall pertain as if the date designated by such Senior Terminating Shareholder for the Event was the last day of his employment. As used herein, the term "Senior Terminating Shareholder" means a Terminating Shareholder who was either
(i) 62 years of age, or

(ii) employed by the Corporation for a period of at least twenty (20) years, at the time he first acquired Shares.

     4.2  Termination of Employment for Cause.  Notwithstanding the terms of
Section 4.1(c) above, if the Terminating Shareholder's employment by the Corporation is terminating for Cause (as defined below), then the Corporation shall not be obligated to purchase the Terminating Shareholder's Shares, and in lieu of any such obligation, the Corporation shall have the option to acquire all or any portion of the Terminating Shareholder's Shares not being purchased by Sloan or the other Voting Shareholders pursuant to their respective options as set forth above, on the terms set forth in Articles 5, 6 and 7 hereof. The Corporation shall exercise such option, if at all, by giving written notice to that effect to the Terminating Shareholder and the Voting Shareholders within one hundred eighty (180) days following the first to occur of (i) the expiration of Sloan's Purchase Option and the Voting Shareholders' Purchase Option without them having exercised such options or (ii) Sloan's and the other Voting Shareholders' written notice to the Corporation and the Terminating Shareholder stating that they will not purchase the Terminating Shareholder's Shares. In the event that neither Sloan, the other Voting Shareholders nor the Corporation exercise their respective options to purchase the Shares of a Terminating Shareholder whose employment is terminated for Cause, the Terminating Shareholder, or his heirs, representatives, successors and assigns, shall hold such Shares not so purchased subject to the terms, conditions and provisions of this Agreement.

     4.3 Definition of Permanent Disability. A Non-Voting Shareholder shall be deemed to be "Permanently Disabled" upon the first to occur of the following events:

          (a) if by reason of injury, sickness or other incapacity he is unable, for a period of six (6) consecutive months or for six (6) months during any nine
(9) consecutive month period, to discharge his regular duties and responsibilities as an employee and/or officer of the Corporation. If the parties shall at any time be unable to agree on whether a Non-Voting Shareholder is or has been so disabled, the Corporation and the Non-Voting Shareholder shall promptly and jointly appoint a medical doctor or if they are unable to so agree, they shall each promptly appoint a medical doctor to make such determination, and the collective decision of such medical doctors shall be binding on all parties hereto. If such doctors are unable to agree, they shall promptly appoint a third medical doctor to make such determination, and the decision of such third medical doctor shall be binding on all parties hereto; or

          (b) the failure or refusal of a Non-Voting Shareholder to submit to any examination or to appoint a medical doctor pursuant to subsection (a) of this Section 4.3 within sixty (60) days after the date on which the Non-Voting Shareholder receives a notice from the Voting Shareholders and/or the Corporation to do so; or

          (c) the adjudication of such Non-Voting Shareholder as an incompetent or a disabled person by a court of competent jurisdiction.

     4.4 Definition of Effective Date of Permanent Disability. If a Non-Voting Shareholder is deemed to be Permanently Disabled pursuant to Section 4.3 hereof, then the "Effective Date of Permanent Disability" shall be the first to occur of the following:

          (a) the date upon which the examining doctor(s) shall determine that the Non-Voting Shareholder is Permanently Disabled; or

          (b) the sixtieth (60th) day immediately succeeding the day on which the Non-Voting Shareholder receives a notice from the Voting Shareholders and/or the Corporation to submit to an examination pursuant to Section 4.3(a) hereof, if the Non-Voting Shareholder fails or refuses to submit to such examination or fails or refuses to appoint a medical doctor; or

          (c) the sixtieth (60th) day immediately succeeding the date of the adjudication described in Section 4.3(c) hereof unless prior to the expiration of such period the adjudication has been reversed; or

          (d) the first day of the seventh (7th) consecutive month or the first day of the seventh (7th) month during any nine (9) consecutive month period of the Non-Voting Shareholder's inability to perform his regular duties and responsibilities as an employee and/or officer of the Corporation.

     4.5 Definition of Cause. As used herein "Cause" shall mean one or more of the following as determined by the Board of Directors in its sole discretion:
(i) commission of any dishonest act by a Non-Voting Shareholder in connection with his employment by the Corporation or any act of willful misconduct which has affected or can be reasonably expected to affect the business or reputation of the Corporation in a materially adverse manner; or (ii) diversion of any material corporate opportunity of the Corporation for the Non-Voting Shareholder's direct or indirect benefit.

                                    ARTICLE
                                       5

                      DETERMINATION OF THE PURCHASE PRICE
                      -----------------------------------

     5.1 Purchase Price. The parties hereto recognize the problems relative to determining the value of the Corporation. As a result, the parties hereto agree that subject to the terms of Section 5.5 hereof, the purchase price ("Purchase Price") for each Share to be purchased pursuant to Articles 3 or 4 hereof shall be the greatest of the following amounts:

          (i) Six and 34/100 Dollars ($6.34) per Share;

          (ii) two (2) times the Book Value (as defined below) of the Corporation divided by the total number of shares (both voting and non-voting) of the Corporation's stock outstanding as of the date of the event which triggers the purchase and sale hereunder (the "Event"); and

          (iii) an amount equal to: (a) five (5) times the Corporation's EBITDA (as defined below), minus (b) the principal balance of the Corporation's interest bearing debt as of the date of the Event, divided by (c) the total number of shares (both voting and non-voting) of the Corporation's stock outstanding as of the date of the Event.

The Purchase Price determined in the manner set forth above shall be conclusive and binding on the parties hereto.

     5.2 Book Value. As used herein, the term "Book Value" of the Corporation means the total Shareholder's equity as reflected on the Corporation's balance sheet as of the last day of the Corporation's fiscal year immediately preceding the Event, determined by the certified public accounting firm regularly engaged by the Corporation ("Public Accountants") in accordance with generally accepted accounting principles applied on a basis consistent with that of prior years and using the FIFO method of accounting for inventories. The Book Value when certified in writing by the Public Accountants shall be binding and conclusive on all parties concerned.

     5.3 EBITDA. As used herein, the term "EBITDA" shall mean an amount equal to the average net income of the Corporation for the Fiscal Period (as defined below) (i) using the FIFO method of accounting for inventories; and (ii) before deducting interest, income taxes, depreciation and amortization. The term "Fiscal Period" shall mean (y) if the Event which triggers the purchase and sale hereunder occurs during the first eight (8) months of any given fiscal year of the Corporation, the three (3) consecutive fiscal years of the Corporation immediately preceding the fiscal year in which the Event Date occurs, and (z) if the Event occurs during the last four (4) months of any given fiscal year of the Corporation, the three (3) consecutive fiscal years of the Corporation ending with the fiscal year in which the Event occurs.

     5.4 Changes in EBITDA Multiplier. On or about each anniversary of the date hereof, or at such other time as is agreeable to them, the Corporation shall review the multiplier stated in Section 5.1(iii) hereof to determine whether or not such multiplier should be amended as determined by vote of the Board of Directors of the Corporation, it being the intention of the parties that the formula accurately reflects the fair value of the Corporation based upon all relevant facts and circumstances at the time such matter is being considered. The parties agree that such multiplier shall be changed from time to time in a manner consistent with any changes to a similar multiplier, if any, set forth in any buy-sell agreement(s) between the Voting Shareholders and the Corporation governing the purchase and sale of Voting Shares among them.

     5.5 Purchase Price of Shares Upon Happening of Certain Events. Notwithstanding the terms of Section 5.1 hereof, the Purchase Price to be paid for the Shares to be purchased upon (i) the exercise of rights of first offer under Section 3.2 hereof; (ii) the voluntary resignation of a Terminating Shareholder, other than a Senior Terminating Shareholder who elects to defer the Event pursuant to paragraph 4.1(d) hereof, occurring prior to January 1, 2002; or (iii) the termination of a Terminating Shareholder for Cause, shall be an amount equal to Six and 34/00

Dollars ($6.34) per Share. The parties expressly acknowledge that the Purchase Price for Shares purchased following the voluntary resignation of a Terminating Shareholder occurring from and after January 1, 2002, shall be determined in accordance with Section 5.1 hereof.


                                    ARTICLE
                                       6

                PAYMENT OF THE PURCHASE PRICE AND OTHER MATTERS
                -----------------------------------------------

     6.1 Payment. The Purchase Price for the Shares purchased hereunder shall be paid in full in cash at the closing, except that at the option of each purchasing party, up to sixty percent (60%) of the Purchase Price may be deferred as provided herein, provided that at least forty (40%) of the Purchase Price is paid in cash at closing.

     6.2 Promissory Note. The deferred portion of the Purchase Price shall be evidenced by a promissory note ("Note") of the purchasing party made payable to the order of the selling party. The Note shall be in the form of Exhibit "B" attached hereto and shall be dated as of the closing. Except as otherwise set forth below, the principal balance shall be paid over a time not exceeding sixty
(60) months and each installment of the principal balance shall include interest, accruing from the date of the Note, at a rate announced from time to time by the LaSalle National Bank as its prime rate (the "Interest Rate").


                                    ARTICLE
                                       7

                                  THE CLOSING
                                  -----------

     7.1 Location. Unless otherwise agreed by the parties, the closing of the sale and purchase of the Shares under Article 3 or 4 hereof shall take place at such location as the parties to such sale shall agree upon.

     7.2  Time.

          (a) Article 3 Transfer. In the case of a purchase under Article 3, the closing shall take place in accordance with the terms of the Notice, provided that such closing shall not occur earlier than thirty (30) days after the expiration of (i) Sloan's Option Period if Sloan elects to purchase the Shares, (ii) the Voting Shareholders' Options Period if the Shares are to be purchased by the other Voting Shareholders in addition to or in place of Sloan, or (iii) the Corporation's Option Period if the Shares, or any of them, are to be purchased by the Corporation.

          (b) Article 4 Transfer.  In the case of a purchase of Shares under
Article 4, the closing shall take place within ninety (90) days after the determination of the Purchase Price of the Departing Shareholder's Shares.

     7.3 Execution and Delivery of Documents. Upon the closing of the sale and purchase, the selling Non-Voting Shareholder and the purchasing party shall execute and deliver to each other the various documents which shall be required to carry out their undertakings hereunder including without limitation, the payment of cash and the execution and delivery of the Note and any collateral instruments.

     7.4 Resignation as Officer. Upon the closing of the sale and purchase, the selling Non-Voting Shareholder shall resign as an officer of the Corporation, if he holds any such position.


                                    ARTICLE
                                       8

                            TERMINATION OF AGREEMENT
                            ------------------------

     8.1 Events Causing Termination. This Agreement and all restrictions on transfer created hereby shall terminate on the occurrence of any of the following events:

          (a) Upon the adoption of a plan of dissolution of the Corporation, provided said plan is carried out diligently and all assets remaining after payment of or provision for liabilities are distributed to the Shareholders within a reasonable time thereafter; or

          (b) The execution of a written instrument to that effect signed by the Controlling Shareholders and the Corporation; or

          (c) Permanent cessation of the business of the Corporation; or

          (d) The sale of substantially all of the assets or business of the Corporation; or

          (e) The Voting Shareholders becoming the legal and beneficial owner of all then issued and outstanding Shares; or

          (f) The consummation of a firm underwritten public offering (a "Public Offering") of securities of the Corporation.

     8.2 Effect of Termination. The termination of this Agreement for any reason shall not effect any accrued right or remedy existing hereunder prior to the effective date of such termination.

                                    ARTICLE
                                       9

                                 MISCELLANEOUS
                                 -------------

     9.1 Piggyback Registration Rights. The Corporation agrees that at any time during the term of this Agreement, if the Corporation shall seek a Public Offering, each Non-Voting Shareholder shall be notified and shall be entitled to elect to have included in such proposed registration, without cost or expense, such number of Shares as the underwriter for the offering shall permit; provided, however, that in the event the underwriter shall permit less than all of the Shares to be registered the number of Shares included in such registration shall be reduced on a pro rata basis among the Non-Voting Shareholders (the "Piggy-Back Rights"). In the event of such a proposed registration, the Corporation shall furnish the Non-Voting Shareholders with no less than thirty (30) days written notice prior to the proposed filing of the registration statement. Such notice shall continue to be given by the Corporation to such Non-Voting Shareholders for each proposed registration by the Corporation until such time as all of the Shares have been registered. Such Non-Voting Shareholders shall exercise their Piggy-Back Rights by giving written notice within twenty (20) days of the receipt of the Corporation's notice of intention to file a registration statement.

     9.2  Restrictive Covenants.

          (a) Each of the Non-Voting Shareholders agree that during the Non-Voting Shareholder's employment and for a period of eighteen (18) months after the termination of his employment for any reason whatsoever or for no reason, whether voluntary or involuntary, the Non-Voting Shareholder will not, except on behalf of the Corporation:

          (i) directly or indirectly, contact, solicit or direct any person, firm or corporation to contact or solicit, any of the Corporation's customers or prospective customers (as hereinafter defined) for the purpose of selling or attempting to sell, any products and/or services that are the same as or similar to the products and services provided by the Corporation to its customers. In addition, each Non-Voting Shareholder will not disclose the identity of any such customers or prospective customers to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever; and

          (ii) directly or indirectly, whether as an investor (excluding investments representing less than one percent (1%) of the common stock of a public company), lender, owner, stockholder, officer, director, consultant, employee, agent, salesperson or in any other capacity, whether part-time or full-time, become associated with any business involved in the design, manufacture, marketing, sale, or servicing of products then constituting one percent (1%) or more of the annual sales of the Corporation; and

          (iii) solicit or accept if offered to him, with or without solicitation, on his own behalf or on behalf of any other person, the services of any person who is an employee of the Corporation, nor solicit any of the Corporation's employees to terminate employment with the Corporation; and

          (iv) act as a consultant, advisor, officer, manager, agent, director, partner, independent contractor, owner, or employee for or on behalf of any of the Corporation's customers or prospective customers (as hereinafter defined), with respect to or in any way with regard to any aspect of the Corporation's business and/or any other business activities in which the Corporation engages during the term of the Non-Voting Shareholder's employment with the Corporation.

          (b) As used herein, "customer" shall be defined as any person, firm, or entity that purchased any type of product and/or service from the Corporation or is or was doing business with the Corporation within the twelve (12) month period immediately preceding termination of the Non-Voting Shareholder's employment; and "prospective customer" shall be defined as any person, firm, or entity contacted or solicited by the Corporation or the Non-Voting Shareholder (whether directly or indirectly) or who contacted the Corporation or the Non-Voting Shareholder (whether directly or indirectly) within the twelve (12) month period immediately preceding termination of the Non-Voting Shareholder's employment for the purpose of having such persons, firms, or entities become a customer of the Corporation.

          (c) Each of the Non-Voting Shareholders acknowledges and agrees that any violation of the terms of the Confidentiality Agreement between him and the Corporation, including without limitation such Non-Voting Shareholder's divulging or imparting any confidential information of the Corporation to any competitor of the Corporation or any third party, or using such confidential information for himself, shall afford the Corporation all of the rights and remedies set forth in paragraph 9.2(d) hereof.

          (d) It is agreed that any breach or anticipated or threatened breach of any of the Non-Voting Shareholder's covenants contained in this paragraph 9.2 will result in irreparable harm and continuing damages to the Corporation and its business and that the Corporation's remedy at law for any such breach or anticipated or threatened breach will be inadequate and, accordingly, in addition to any and all other remedies that may be available to the Corporation at law or in equity in such event, any court of competent jurisdiction may issue a decree of specific performance or issue a temporary and permanent injunction, without the necessity of the Corporation posting bond or furnishing other security and without proving special damages or irreparable injury, enjoining and restricting the breach, or threatened breach, of any such covenant. In addition to, and not in lieu of, the foregoing rights and remedies, the Corporation shall be entitled to receive from the breaching Non-Voting Shareholder an amount equal to the unpaid balance, if any, of the Purchase Price due to the breaching Non-Voting Shareholder (as of the date such breach first occurred) with respect to the purchase of his Share, and such amount may be set off from any monies due such breaching Non-Voting Shareholder by the Corporation, which amount shall constitute liquidated damages and not a penalty. In the event the maker of the Note is someone other than the Corporation, the breaching Non-Voting Shareholder shall be deemed to have irrevocably assigned to the Corporation all of his right, title and interest in and to the Note, including without limitation the balance of any and all amounts remaining unpaid thereunder, and no additional amounts shall be owed to such breaching Non-Voting Shareholder under the Note.

          (e) Anything contained in this paragraph 9.2 to the contrary notwithstanding, a Terminating Shareholder (i) whose employment is terminated by the Corporation at any time other than for Cause; or (ii) whose employment terminates (including without limitation, upon his resignation) on or after January 1, 2002 other than for Cause, shall have the right and option to be free of the restrictive covenants imposed by paragraph 9.2(a) of this Agreement following his employment, provided such Terminating Shareholder elects to receive, in lieu of the Purchase Price determined in accordance with paragraph
5.1 hereof, an amount for his Shares equal to the amount the Terminating Shareholder paid to acquire such Shares. The Terminating Shareholder shall irrevocably make such election by giving written notice thereof to the Voting Shareholders and the Corporation within thirty (30) days following the last date of such Terminating Shareholder's employment, which notice must expressly state that the Terminating Shareholder has irrevocably elected to receive an amount for his Shares equal to the amount such Terminating Shareholder paid to acquire same in lieu of the Purchase Price determined in accordance with paragraph 5.1 of this Agreement. In such event, such Terminating Shareholder shall be deemed to be released from the restrictive covenants set forth in paragraph 9.2 hereof, provided that such Terminating Shareholder proceeds to sell his Shares in strict accordance with the other terms of this Agreement. The Non-Voting Shareholders acknowledge that the foregoing right and option shall not be available to any Non-Voting Shareholder whose employment terminates (i) due to his resignation prior to January 1, 2002, or (ii) at any time for Cause.

     9.3 Effect of Improper Transfer. If a transfer or attempted transfer violates any provision of this Agreement or if the transferor, after the transfer, reacquires all or any portion of the transferred Shares, such transfers or attempted transfers shall be null and void and the Shares transferred or attempted to be transferred shall remain subject to this Agreement as if no transfer had been made.

     9.4 Entire Agreement. The terms, conditions and covenants contained herein are the full and complete terms of the agreement between the parties hereto regarding the subject matter hereof and supersede any and all prior agreements by and among the Corporation and the Shareholders concerning the ownership, sale or other disposition of the Shares. No alterations, amendments or modifications of such terms shall be binding on the parties hereto unless reduced to writing and approved by the Board of Directors of the Corporation.

     9.5 Binding Effect. This Agreement shall be binding not only upon the parties hereto, but upon their respective heirs, legal representatives, successors and assigns. All persons bound hereby shall execute such instruments and perform such acts as may be reasonably necessary or desirable to effectuate the terms and provisions of this Agreement.

     9.6 Adoption by Corporation. The Voting Shareholders will cause the Board of Directors to adopt appropriate minutes and resolutions recognizing, confirming, ratifying and adopting the terms of this Agreement and any amendments to the By-Laws consistent with the provisions herein.

     9.7 Reference in Will. Each Non-Voting Shareholder shall make reference to this Agreement in any Will or Codicil that he may hereafter execute and shall direct the executor therein to comply with all of its terms and provisions.

     9.8 Notices. Any and all notices given in connection with this Agreement shall be deemed adequately given only if in writing and personally delivered, sent by first class registered or certified mail, postage prepaid, return receipt requested; sent by telefacsimile, provided a hard copy is mailed on that date to the party for whom such notices are intended or sent by other means at least as fast and reliable as first class mail. A written notice shall be deemed to have been given to the recipient party on the earlier of (i) the date it shall be delivered to the address required by this Agreement; (ii) the date delivery shall have been refused at the address required by this Agreement;
(iii) with respect to notices sent by mail, the date as of which the postal service shall have indicated such notice to be undelivered at the address required by this Agreement, or (iv) with respect to a telefacsimile, the date on which the telefacsimile is sent. Any and all notices referred to in this Agreement, or which any party desires to give to the other, shall be addressed as follows:

Name                     Address
----                     -------

To the Corporation       The GSI Group, Inc.
                         P.O. Box 20
                         Assumption, Illinois 62510
                         Attn:  John C. Sloan, CEO

                         with a copy to John Funk,
                         Executive Vice President and General Counsel

To Sloan                 John C. Sloan
                         74 Allen Bend Drive
                         Decatur, Illinois 62521


To Andrade               Jorge Andrade
                         3209 Falcon Point
                         Springfield, Illinois 62707

To Funk                  John Funk
                         777 South Monroe Street
                         Decatur, Illinois 62522

To Buffett               Howard Buffett
                         407 Southmoreland Place
                         Decatur, Illinois 62521

To the Non-Voting Shareholders:     at their respective addresses as set forth
                                    on Exhibit A attached hereto

with a copy of all notices          Sachnoff & Weaver, Ltd.
at the same time to:                30 South Wacker Drive
                                    Suite 2900
                                    Chicago, Illinois 60606
                                    Attn:  Stewart Dolin, Esq.

or to such other address as the person to whom notice is to be given may have furnished to the other in writing in accordance herewith. A communication given by any other means shall be deemed duly given when actually received by the addressee.

     9.9 Specific Performance. The Shares cannot be readily purchased or sold in the open market, and for that reason, among others, the parties will be irreparably damaged in the event that this Agreement is not specifically enforced. Should any dispute arise concerning whether a proposed sale or disposition of the Shares would violate this Agreement, the parties agree that an injunction may be issued restraining any sale or disposition pending the determination of such controversy. In the event of any controversy concerning the right or obligation to purchase or sell any of the Shares, such right or obligation shall be enforceable in a court of equity by a decree of specific performance. Such remedy shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which the parties may have at law, in equity or otherwise.

     9.10 Construction of Terms. Unless otherwise specifically provided, a reference to a particular "section", "Section", or "Article" shall mean the section, Section, or Article in this Agreement.

     9.11 Governing Law. This Agreement shall be interpreted, governed and construed in all respects by the internal laws of the State of Illinois, and any action commenced to enforce any of the provisions hereof shall have as its venue Christian County, Illinois.

     9.12 Payment of Legal Costs and Expenses. In the event any action is commenced to challenge or enforce the terms and provisions hereof, the party who is successful in such action based upon a final, unappealable court order, shall be reimbursed by the unsuccessful party for his fee, costs and expenses (including without limitation reasonable attorneys' and accountants' fees, costs and expenses) incurred in connection with the legal proceeding.

     9.13 Gender. Unless the context otherwise requires, any pronouns, wherever used herein, shall include the corresponding masculine, feminine or neuter pronouns and the plural shall include the singular, and vice versa.

     9.14 Headings. Article and paragraph headings are included herein solely for convenience and shall not be construed to modify or explain any of the substantive provisions hereof.

     9.15 Binding Effect. This Agreement is binding upon and inures to the benefit of the Corporation, its successors, transferees and assigns and to the Shareholders and their respective heirs, personal representatives, successors, permitted transferees and permitted assigns. Wherever used in this Agreement, Non-Voting Shareholder shall refer to the Non-Voting Shareholders originally named above and any persons who subsequently acquire the Shares for so long as they shall have any interest in the Shares, and thereafter to his or their respective heirs, personal representatives, successors, transferees and assigns.

     9.16 Counterparts. This Agreement may be executed and delivered in two or more substantially identical counterparts, each of which shall be an original document as to the person or persons signing it and all of which together shall constitute a single binding agreement.

     9.17 Invalid Provision. If any provision of this Agreement is finally determined by any court of competent jurisdiction to be effective only if said provision is modified to limit its duration, area, scope, or applicability and if such determination is upheld on appeal or no appeal from such determination is taken, then the parties hereto agree that they shall amend and modify such provisions to restrict the duration, area, scope, or applicability thereof to the minimum extent required to make such provision enforceable, and they further hereby consent to the entry by a court of an order to so restrict such provision. If any provision of this Agreement shall be held invalid, the remainder of this Agreement shall continue in full force and effect.

     9.18 No Right to Continued Employment. Nothing contained herein or by virtue of the ownership of Shares by any or all of the Non-Voting Shareholders shall create, or be deemed to create, any right of employment in any Non-Voting Shareholder, limit or restrict the Corporation's or any given Non-Voting Shareholder's right to terminate such Non-Voting Shareholder's employment or evidence any agreement or understanding that any given Non-Voting Shareholder will remain employed by the Corporation for any particular length of time.

     IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed and attested by its duly authorized officers, and the Shareholders have signed their names, all on the day and year first above written.


                              The GSI Group, Inc.


                              By:      /s/ John C. Sloan
                                 ----------------------------------
                              Title:            CEO
                                    -------------------------------


                              /s/ John C. Sloan
                              -------------------------------------
                              John C. Sloan


                              /s/ Jorge Andrade
                              -------------------------------------
                              Jorge Andrade


                              /s/ John Funk
                              -------------------------------------
                              John Funk


                              /s/ Howard Buffett
                              -------------------------------------
                              Howard Buffett



                              Non-Voting Shareholders:


                              _____________________________________


                              _____________________________________

/s/ Al Deutsch
-------------------------
Al Deutsch


/s/ Charles Jordan                     /s/ Chris van Rossem
-------------------------              --------------------------
Charles Jordan                         Chris van Rossem


/s/ David Vettel                       /s/ Gene Wiseman
-------------------------              --------------------------
David Vettel                           Gene Wiseman


/s/ John Betscher                      /s/ Donald Galvin
-------------------------              --------------------------
John Betscher                          Donald Galvin


/s/ Russ Mello                         /s/ Kevin Sloan
-------------------------              --------------------------
Russ Mello                             Kevin Sloan


/s/ Dale Colee                         /s/ Steve Basham
-------------------------              --------------------------
Dale Colee                             Steve Basham


/s/ Doug Meyer                         /s/ Gene Pollock
-------------------------              --------------------------
Doug Meyer                             Gene Pollock